Exhibit 99.1

PRESS RELEASE

CONTACT: Brian L. Cantrell Alliance Holdings GP, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE HOLDINGS GP, L.P.

Reports Quarterly Financial Results; Declares Quarterly Distribution of $0.55 Per Unit

TULSA, OKLAHOMA, May 1, 2017 — Alliance Holdings GP, L.P. (NASDAQ: AHGP) today reported financial results for the quarter ended March 31, 2017 (the "2017 Quarter") and, as previously announced, the Board of Directors of its general partner (the "Board") approved a distribution to unitholders of $0.55 per unit (an annualized rate of $2.20 per unit) for the 2017 Quarter.  The announced distribution is payable on May 19, 2017 to AHGP's unitholders of record as of the close of trading on May  12, 2017 and is equal to the distributions declared for the quarters ended March 31, 2016 (the "2016 Quarter") and December 31, 2016.

AHGP's principal sources of cash flow are its ownership of general partner interests, limited partner interests and incentive distribution rights in Alliance Resource Partners, L.P. (NASDAQ: ARLP).  The declared distribution is based on the distribution AHGP will receive from its ownership interests in ARLP, which previously announced a quarterly distribution for the 2017 Quarter of $0.4375 per unit, or $1.75 per unit on an annualized basis, payable on May 15, 2017 to all unitholders of record as of the close of trading on May 8, 2017.  (See ARLP Press Release dated April 28, 2017.)

AHGP also reported net income attributable to AHGP for the 2017 Quarter of $55.0 million, or $0.92 per basic and diluted limited partner unit, an increase of 78.4% compared to $30.8 million, or $0.52 per basic and diluted limited partner unit for the 2016 Quarter.

Operating results for AHGP reflect those of the operating subsidiaries of ARLP and, as a result, AHGP reports its financial results on a consolidated basis with the financial results of ARLP.  The consolidated net income of AHGP includes earnings and losses attributable to both AHGP and noncontrolling interests.

Based on ARLP's current declared distribution, AHGP expects to receive quarterly cash distributions from ARLP of $33.5 million, or $134.0 million on an annualized basis. AHGP's primary cash requirements are for working capital, distributions to its unitholders and, for the 2017 full year, an estimated $2.0 million in general and administrative expenses.

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A joint conference call regarding AHGP and ARLP’s 2017 Quarter financial results is scheduled for today at 10:00 a.m. Eastern.  To participate in the conference call, dial (855) 793-3259 and provide conference number 4320772.  International callers should dial (631) 485-4928 and provide the same conference number.  Investors may also listen to the call via the "investor information" section of ARLP's website at http://www.arlp.com or AHGP's website at http://www.ahgp.com.

An audio replay of the conference call will be available for approximately one week.  To access the audio replay, dial (855) 859-2056 and provide conference number 4320772.  International callers should dial (404) 537-3406 and provide the same conference number.

About Alliance Holdings GP, L.P.

AHGP is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of ARLP, through which it holds a 1.98% general partner interest and the incentive distribution rights in ARLP.  In addition, AHGP owns 31,088,338 common units of ARLP.

News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com.  For more information, contact the investor relations department of AHGP at (918) 295-1415 or via e-mail at investorrelations@ahgp.com.

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The statements and projections used throughout this release are based on current expectations.  These statements and projections are forward-looking, and actual results may differ materially.  These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release.  At the end of this release, we have included more information regarding business risks that could affect our results.

FORWARD-LOOKING STATEMENTS:  With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results.  These risks, uncertainties and contingencies include, but are not limited to, the following: changes in competition in coal markets and the ARLP Partnership's ability to respond to such changes; changes in coal prices, which could affect the ARLP Partnership's operating results and cash flows; risks associated with the expansion of the ARLP Partnership's operations and properties; legislation, regulations, and court decisions and interpretations thereof, including those relating to the environment and the release of greenhouse gases, mining, miner health and safety and health care; deregulation of the electric utility industry or the effects of any adverse change in the coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing existing contracts upon expiration; changing global economic conditions or in industries in which the ARLP Partnership's customers operate; liquidity constraints, including those resulting from any future unavailability of financing; customer bankruptcies, cancellations or breaches to existing contracts, or other failures to perform; customer delays, failure to take coal under contracts or defaults in making payments; adjustments made in price, volume or terms to existing coal supply agreements; fluctuations in coal demand, prices and availability; continuation or worsening of depressed oil and gas prices adversely affecting the ARLP Partnership’s investments in oil and gas mineral interests; the ARLP Partnership's productivity levels and margins earned on its coal sales; changes in raw material costs; changes in the availability of skilled labor; the ARLP Partnership's ability to maintain satisfactory relations with its employees; increases in labor costs, including costs of health insurance and taxes resulting from the Affordable Care Act, adverse changes in work rules, or cash payments or projections associated with post-mine reclamation

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and workers' compensation claims; increases in transportation costs and risk of transportation delays or interruptions; operational interruptions due to geologic, permitting, labor, weather-related or other factors; risks associated with major mine-related accidents, such as mine fires, or interruptions; results of litigation, including claims not yet asserted; difficulty maintaining the ARLP Partnership's surety bonds for mine reclamation as well as workers' compensation and black lung benefits; difficulty in making accurate assumptions and projections regarding post-mine reclamation as well as pension, black lung benefits and other post-retirement benefit liabilities; the coal industry's share of electricity generation, including as a result of environmental concerns related to coal mining and combustion and the cost and perceived benefits of other sources of electricity, such as natural gas, nuclear energy and renewable fuels; uncertainties in estimating and replacing the ARLP Partnership's coal reserves; a loss or reduction of benefits from certain tax deductions and credits; difficulty obtaining commercial property insurance, and risks associated with the ARLP Partnership's participation (excluding any applicable deductible) in the commercial insurance property program; and difficulty in making accurate assumptions and projections regarding future revenues and costs associated with equity investments in companies the ARLP Partnership does not control.

Additional information concerning these and other factors can be found in AHGP's public periodic filings with the Securities and Exchange Commission ("SEC"), including AHGP's Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 24, 2017 with the SEC.  Except as required by applicable securities laws, AHGP does not intend to update its forward-looking statements.

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
SALES AND OPERATING REVENUES:
Coal sales	$438,744	$401,292
Transportation revenues	9,596	6,558
Other sales and operating revenues	12,665	4,875
Total revenues	461,005	412,725

EXPENSES:
Operating expenses (excluding depreciation, depletion and amortization)	262,792	263,579
Transportation expenses	9,596	6,558
General and administrative	16,447	17,553
Depreciation, depletion and amortization	65,127	70,607
Total operating expenses	353,962	358,297

INCOME FROM OPERATIONS	107,043	54,428
Interest expense, net	(7,516)	(7,615)
Interest income	25	4
Equity in income (loss) of affiliates	3,700	(27)
Other income	1,298	91

INCOME BEFORE INCOME TAXES	104,550	46,881

INCOME TAX BENEFIT	(12)	(8)

NET INCOME	104,562	46,889

LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(49,551)	(16,047)

NET INCOME ATTRIBUTABLE TO ALLIANCE HOLDINGS GP, L.P. ("NET INCOME OF AHGP")	$55,011	$30,842

BASIC AND DILUTED NET INCOME OF AHGP PER LIMITED PARTNER UNIT	$0.92	$0.52

DISTRIBUTIONS PAID PER LIMITED PARTNER UNIT	$0.55	$0.96

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING – BASIC AND DILUTED	59,863,000	59,863,000

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

(Unaudited)

	March 31,	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$92,028	$44,525
Trade receivables	120,290	152,032
Other receivables	295	279
Due from affiliates	29	37
Inventories, net	77,871	61,051
Advance royalties, net	1,207	1,207
Prepaid expenses and other assets	18,091	22,128
Total current assets	309,811	281,259
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	2,940,438	2,920,988
Less accumulated depreciation, depletion and amortization	(1,388,753)	(1,335,145)
Total property, plant and equipment, net	1,551,685	1,585,843
OTHER ASSETS:
Advance royalties, net	39,855	29,372
Equity investments in affiliates	147,052	138,817
Goodwill	136,399	136,399
Other long-term assets	24,011	25,997
Total other assets	347,317	330,585
TOTAL ASSETS	$2,208,813	$2,197,687

LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES:
Accounts payable	$66,054	$64,460
Due to affiliates	550	906
Accrued taxes other than income taxes	18,481	18,288
Accrued payroll and related expenses	34,189	41,576
Accrued interest	2,460	316
Workers’ compensation and pneumoconiosis benefits	9,826	9,897
Current capital lease obligations	27,505	27,196
Other current liabilities	14,509	14,778
Current maturities, long-term debt, net	149,953	149,874
Total current liabilities	323,527	327,291
LONG-TERM LIABILITIES:
Long-term debt, excluding current maturities, net	368,498	399,446
Pneumoconiosis benefits	63,204	62,822
Accrued pension benefit	41,300	42,070
Workers’ compensation	39,940	40,400
Asset retirement obligations	125,888	125,266
Long-term capital lease obligations	78,560	85,540
Other liabilities	17,527	17,203
Total long-term liabilities	734,917	772,747
Total liabilities	1,058,444	1,100,038

PARTNERS’ CAPITAL:
Alliance Holdings GP, L.P. ("AHGP") Partners’ Capital:
Limited Partners – Common Unitholders 59,863,000 units outstanding	620,846	598,077
Accumulated other comprehensive loss	(16,395)	(16,550)
Total AHGP Partners’ Capital	604,451	581,527
Noncontrolling interests	545,918	516,122
Total Partners’ Capital	1,150,369	1,097,649
TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$2,208,813	$2,197,687

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:	$176,552	$80,278

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment:
Capital expenditures	(30,346)	(31,733)
Decrease in accounts payable and accrued liabilities	2,144	(6,247)
Proceeds from sale of property, plant and equipment	453	458
Contributions to equity investments in affiliates	(9,287)	(20,168)
Other	1,191	416
Net cash used in investing activities	(35,845)	(57,274)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under securitization facility	—	22,500
Payments under securitization facility	—	(13,900)
Payments on term loan	—	(6,250)
Borrowings under revolving credit facilities	—	105,000
Payments under revolving credit facilities	(25,000)	(40,000)
Payments on capital lease obligations	(6,678)	(4,871)
Payment of debt issuance costs	(6,664)	—
Contributions to consolidated company from affiliate noncontrolling interest	251	796
Contribution by limited partner - affiliate	800	—
Net settlement of employee withholding taxes on vesting of ARLP Long-Term Incentive Plan	(2,988)	(1,336)
Distributions paid by consolidated partnership to noncontrolling interests	(19,810)	(30,388)
Distributions paid to Partners	(32,925)	(57,468)
Other	(190)	—
Net cash used in financing activities	(93,204)	(25,917)

NET CHANGE IN CASH AND CASH EQUIVALENTS	47,503	(2,913)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	44,525	38,678

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$92,028	$35,765

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